SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 8, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on May 17, 2009, five indirect wholly-owned subsidiaries of Pacific Ethanol, Inc. (the “Company”), namely, Pacific Ethanol Holding Co. LLC (“PEHC”), Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC and Pacific Ethanol Magic Valley, LLC (the “Debtors”), each commenced a case by filing a voluntary petition for relief under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases are being jointly administered as In re Pacific Ethanol Holding Co. LLC, et al., Chapter 11 Case No. 09-11713 (KG).  Neither the Company, nor any of its direct or indirect subsidiaries other than the Debtors, filed petitions for relief under the Bankruptcy Code.

On April 16, 2010, the Debtors filed with the Bankruptcy Court an Amended Joint Plan of Reorganization (the “Plan”), which was supplemented by a supplement to the Plan filed by the Debtors with the Bankruptcy Court on May 28, 2010.  On June 8, 2010 (the “Confirmation Date”), the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Amended Joint Plan of Reorganization (the “Confirmation Order”), which approved and confirmed the Plan.  A copy of the Plan, as confirmed by the Bankruptcy Court, is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by this reference.  A copy of the Confirmation Order is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The Debtors plan to emerge from Chapter 11 after satisfying the remaining conditions to effectiveness contemplated under the Plan (the first business day after all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).  While the Company can make no assurance as to when, or ultimately if, the Plan will become effective, it is currently anticipated that the Effective Date will occur prior to the end of June 2010.  It is also possible that additional technical amendments could be made to the Plan prior to its effectiveness.

The following is a summary of certain material matters contemplated to occur either pursuant to or in connection with the implementation and effectiveness of the Plan.  This summary does not include a description of all of the terms, conditions and other provisions of the Plan and is not intended to be a complete description, or a substitute for a full and complete reading, of the Plan.  This summary is qualified in all respects by reference to the full text of the Plan.  All capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Generally

The prominent economic terms of the Plan include, but are not limited to, the restructuring of approximately $287.0 million in prepetition and postpetition secured indebtedness under the Debtors’ Credit Agreement, dated as of February 27, 2007, as amended (“Prepetition Credit Agreement”), and Amended and Restated Debtor-in-Possession Credit Agreement, dated as of June 3, 2009, as amended (“Postpetition Credit Agreement”), pursuant to an Exit Facility to be entered into on the Effective Date by the Debtors, WestLB, AG, New York Branch (“WestLB”) and certain other lenders.  The Plan contemplates that the Exit Facility will be comprised of:

•
Exit Facility Revolving Loans in an aggregate principal amount not to exceed $15.0 million to fund working capital requirements so long as two of the four ethanol plants owned by the Debtors are not in operation (referred to as “Cold Shutdown” in the Plan).  If at any time more than two ethanol plants are in Cold Shutdown, the aggregate principal amount of the Exit Facility Revolving Loans may be increased by an amount approved by WestLB as agent and the required lenders under the Exit Facility Revolving Loans; provided that in no event shall the aggregate principal amount of the Exit Facility Revolving Loans exceed $35.0 million.

•
Exit Facility Term A-1 Loans in the aggregate principal amount of $25.0 million, the proceeds of which will be used to pay in full in cash all revolving loans made under the Postpetition Credit Agreement between the petition date and the Effective Date.

•
Exit Facility Term A-2 Loans in the aggregate principal amount of $25.0 million issued in cancellation of an equal amount of prepetition loans that were deemed converted to DIP Roll Up Loans under the Postpetition Credit Agreement.

Ownership of Debtors

Pursuant to the Plan, on the Effective Date, 100% of the ownership interest in PEHC will be transferred to a newly-formed limited liability company (“New PE Holdco”) solely owned by Prepetition Lenders and Exit Facility Lenders, resulting in the Debtors becoming direct and indirect wholly-owned subsidiaries of New PE Holdco.  The ownership interests in New PE Holdco will be allocated approximately 73% to the Prepetition Lenders and approximately 27% to the Exit Facility Lenders.  On and after the Effective Date, the agent under the Exit Facility, initially WestLB, will have authority to appoint the managers, directors and officers of each of the Debtors.

Company’s Call Option

Pursuant to the Plan, certain of the Prepetition Lenders have elected to grant the Company the right to acquire from such Prepetition Lenders membership interests in New PE Holdco in an amount up to 25%, in the aggregate (the “Offered Interests”), of the total membership interests in New PE Holdco for a total price of $30,000,000 in cash (or $1,200,000 for each one percent of membership interest in New PE Holdco).  The Company may exercise its option to purchase all or a portion of the Offered Interests at any time prior to or on the 90th day after the Effective Date, after which the Company’s option to purchase the Offered Interests will terminate.

Assets and Liabilities of Debtors

Information as to the assets and liabilities of the Debtors as of March 31, 2010 (the “Debtors’ Financial Information”) is incorporated herein by reference to Note 11 to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the Securities and Exchange Commission on May 14, 2010.  The Debtors’ Financial Information contains financial statements and other financial information that have not been audited by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments.

Asset Management and Marketing Agreements

Under the Plan, the Company will continue after the Effective Date to manage and operate the ethanol plants owned by the Debtors under the terms of an amended and restated asset management agreement and will continue to market all of the ethanol and distillers grains produced by such plants under the terms of amended and restated agreements with Kinergy Marketing and Pacific Ag Products, each a subsidiary of the Company.

Item 8.01. Other Events.

On June 9, 2010, the Company issued a press release concerning the Confirmation Order, a copy of which is furnished (not filed) as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on April 16, 2010 (*)
99.1
Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as entered by the United States Bankruptcy Court for the District of Delaware on June 8, 2010 (*)

99.2	Press Release dated June 9, 2010 (*)
_______________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

  EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as filed with the United States Bankruptcy Court for the District of Delaware on April 16, 2010
99.1
Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as entered by the United States Bankruptcy Court for the District of Delaware on June 8, 2010

99.2	Press Release dated June 9, 2010